CODE OF ETHICS

Altrius Capital Management, Inc.

Introduction

This  is  the  Code  of  Ethics  (the  "Code")  of  Altrius  Capital  Management,  Inc.  (the  "Company").  The

Company’s Policies on Insider Trading and Personal Securities Transactions are included in the Code.

General Principles

The  Company  is  a  fiduciary  for  its  investment  advisory  clients.  Because  of  this  fiduciary  relationship,  it is generally improper for the Company or its Associated Persons to:

•     use  for  their  own  benefit  (or  the  benefit  of  anyone  other  than  the  client),  to  the  detriment  of  the client, information about the Company’s trading or recommendations for client accounts; or

•     take advantage of investment opportunities that would otherwise be available for the Company’s clients.

Also,  as  a  matter  of  business  policy,  the  Company  wants  to  avoid  even  the  appearance  that  the

Company,  its  Associated  Persons,  or  others  receive  any  improper  benefit  from  information  about  client trading or accounts or from our relationships with our clients or with the brokerage community.

The  Company  expects  all  Associated  Persons  to  comply  with  the  spirit  of  the  Code,  as  well  as  the specific rules contained in the Code.

The Company treats violations of this Code (including violations of the spirit of the Code) very seriously.

Violation  of  either  the  letter  or  the  spirit  of  this  Code,  may  result  in  the  Company  taking  disciplinary

measures,   including,   without   limitation,   imposing   penalties   or   fines,   reduction   of   compensation,

demotion,  requiring  unwinding  of  the  trade,  requiring  disgorgement  of  trading  gains,  suspending  or terminating of employment, or any combination of the foregoing.

Improper trading activity can constitute a violation of this Code. Nevertheless, the Code can be violated

by   failing   to   file   required   reports,   or   by   making   inaccurate   or   misleading   reports   or   statements

concerning  trading  activity  or  securities  accounts.  Individual  conduct  can  violate  this  Code  even  if  no clients are harmed by such conduct.

Definitions

These terms have special meanings in this Code of Ethics:

Supervised  Person  –  The  Advisers  Act  defines  a  "supervised  person"  as  any  partner,  officer,  director

(or   other   person   occupying   a   similar   status   or   performing   similar  functions),   or   employee   of   an

investment  adviser,  or  other  person  who  provides  investment  advice  on  behalf  of  the  investment adviser and is subject to the supervision and control of the investment adviser.

The  Company  adopts  the  Adviser’s  Act  definition  of  "supervised  person"  but  may  also  include  in  this category  all  temporary  workers,  consultants,  independent  contractors,  and  anyone  else  designated  by the Chief Compliance Officer. For purposes of the Code, such ‘outside individuals’ will generally only be included  in  the  definition  of  a  supervised  person,  if  their  duties  include  access  to  certain  types  of information,  which  would  put  them  in  a  position  of  sufficient  knowledge  to  necessitate  their  inclusion under  the  Code.  The  Chief  Compliance  Officer  shall  make  the  final  determination  as  to  which  of  these are considered supervised persons.

Access  Person  -  An  Access  Person  is  a  Supervised  Person  who  has  access  to  nonpublic  information regarding  any  client’s  purchase  or  sale  of  securities,  is  involved  in  making  securities  recommendations to  clients,  or  has  access  to  such  recommendations  that  are  nonpublic.  All  of  the  Company’s  directors,

officers, and partners are presumed to be Access Persons.

Associated  Person  -  For  purposes  of  this  Code,  all  Supervised  Persons  and  Access  Persons  are

collectively referred to as ‘Associated Persons’.

Advisory  Client  -  Any  person  to  whom  or  entity  to  which  the  Company  serves  an  investment  adviser,

renders investment advice, or makes any investment decisions for a fee is considered to be a client.

Beneficial Ownership - Means any opportunity, directly or indirectly, to profit or share in the profit from any  transaction  in  securities,  including  those  owned  by  members  of  an  Access  Person's  immediate family living in the Access Person's household, as defined below.

Chief  Compliance  Officer  -  Means  James  M.  Russo,  or  another  person  that  has  been  designated  to perform  the  functions  of  Chief  Compliance  Officer  when  the  named  Chief  Compliance  Officer  is  not available. For purposes of reviewing the Chief Compliance Officer's own transactions and reports under this  Code,  the  functions  of  the  Chief  Compliance  Officer  are  performed  by  another  qualified  individual,

and shall be clearly denoted in the Company’s compliance files.

Covered  Securities  -  Means  anything  that  is  considered  a  "security"  under  the  Investment  Company

Act of 1940.

This  is  a  very  broad  definition  of  security.  It  includes  most  kinds  of  investment  instruments,  including things that one might not ordinarily think of as "securities," such as:

•     exchange traded funds;

•     options on securities, on indexes and on currencies;

•     investments in all kinds of limited partnerships;

•     investments in foreign unit trusts and foreign mutual funds; and

•     investments in private investment funds and hedge funds.

If  there  is  any  question  or  doubt  about  whether  an  investment  is  a  considered  a  security  or  a  Covered

Security under this Code, ask the Chief Compliance Officer.

Non-Reportable Securities - Rule 204A-1 does not require access persons to report:

•     Direct Obligations of the US Treasury;

•     Bankers’  acceptance,  Certificates  of  deposit,  commercial  paper,  and  high  quality  short-term debt obligations, including repurchase agreements;

•     Money market fund shares;

•     Shares  of  open  end  mutual  funds,  unless  the  Company  or  a  control  affiliate  acts  as  the investment adviser or principal underwriter for the fund;

•     Shares  issued  by  unit  investment  trusts  that  are  invested  exclusively  in  unaffiliated  mutual funds;

•     Securities  held  in  accounts  over  which  the  access  person  had  no  direct  or  indirect  influence  or control; or

•     Transactions effected pursuant to an automatic investment plan.

Members of the Family/Household include:

•     A  spouse  or  domestic  partner  (unless  they  do  not  live  in  the  same  household  as  the  Access

Person and the Access Person does not contribute in any way to their support);

•     Children under the age of 18;

•     Children  who  are  18  or  older  (unless  they  do  not  live  in  the  same  household  as  the  Access

Person and the Access Person does not contribute in any way to their support); and

•     Any   of   the   people   who   live   in   the   Access   Person's   household   including:   stepchildren,

grandchildren,   parents,   stepparents,   grandparents,   brothers,   sisters,   in-laws,   and   adoptive

relationships.

•     Important Considerations About This Code

•     All   Access   Persons   must   complete   three   Reporting   Forms   under   this   Code.   Additional

information  regarding  these  Reporting  Forms  can  be  found  below.  Copies  of  the  Reporting

Forms   are   included   at   the   end   of   the   Code   or   copies   can   be   obtained   from   the   Chief

Compliance Officer.

The Chief  Compliance Officer has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:

(a)  the Company expects that waivers will be granted only in rare instances, and

(b)  some provisions of the Code that are mandated by law cannot be waived.

For purposes of this Code, all shareholders or other persons with Beneficial Ownership of the Company are considered an Associated Person of the Company.

The  Company’s  management  will  review  the  terms  and  provisions  of  this  Code  at  least  annually  and make  amendments  as  necessary.  Any amendments  will  be  distributed  to all  Associated  Persons  of  the

Company,  and  each  Associated  Person  must  provide  in  writing  their  receipt,  understanding,  and acceptance of the changes.

If  there is any doubt  or  uncertainty about  what  this Code requires or  permits,  ask the Chief  Compliance

Officer. Please do not guess the answer.

All  Associated  Persons  are  required  to  sign  an  Agreement  to  Abide  by  the  Company's  Code  of  Ethics

and to certify annual compliance with the Code.

Guidelines for Professional Standards

1.

At  all  times,  all  Associated  Persons  must  comply  with  applicable  federal  securities  laws  and

must   reflect   the   professional   standards   expected   of   those   engaged   in   the   investment   advisory

business,  and  they  shall  act  within  the  spirit  and  the  letter  of  the  federal,  state,  and  local  laws  and regulations  pertaining  to  investment  advisers  and  the  general  conduct  of  business.  These  standards require  all  personnel  to  be  judicious,  accurate,  objective,  and  reasonable  in  dealing  with  both  clients and other parties so that his or her personal integrity is unquestionable.

2.

All  Associated  Persons  are  required  to  report  any  violation  of  the  Code,  by  any  person,  to  the

Chief  Compliance  Officer  or  other  appropriate  persons  of  the  Company  immediately.  Such  reports  will be held in confidence.

3.

Associated  Persons  must  place  the  interests  of  Advisory  Clients  first.  All  Associated  Persons must  scrupulously  avoid  serving  his  or  her  own  personal  interests  ahead  of  the  interests  of  the

Company's  Advisory  Clients.  In  addition,  Associated  Persons  must  work  diligently  to  ensure  that  no client is preferred over any other client.

4.

All  Associated  Persons  are  naturally  prohibited  from  engaging  in  any  practice  that  defrauds  or misleads any client,  or from  engaging  in any manipulative or  deceitful practice with respect  to clients or securities.

5.

No  Associated  Person  may  serve  on  the  board  of  directors  of  any  publicly  traded  company without prior written permission from the Chief Compliance Officer.

6.

Associated Persons must conduct all personal securities transactions in full compliance with this

Code.  Doubtful  situations  should  be  resolved  in  favor  of  Advisory  Clients  and  in  cooperation  with  the

Chief  Compliance  Officer.  Technical  compliance  with  the  Code's  provisions  shall  not  automatically insulate  from  scrutiny  any  securities  transactions  or  actions  that  could  indicate  a  violation  of  the

Company's fiduciary duties.

7.

Personal  transactions  in  securities  by  Access  Persons  must  be  transacted  to  avoid  even  the appearance  of  a  conflict  of  interest  on  the  part  of  such  personnel  with  the  interests  of  the  Company’s clients.  Likewise,  Associated  Persons  must  avoid  actions  or  activities  that  allow  (or  appear  to  allow)  a person  to  profit  or  benefit  from  his  or  her  position  with  the  Company  at  the  expense  of  clients,  or  that otherwise bring into question the person’s judgment.

8.

The  Company  has  adopted  Insider  Trading  Policies  that  set  parameters  for  the  establishment,

maintenance,  and enforcement  of  policies and procedures to detect  and prevent  the misuse of material non-public information.

9.

No Associated Person shall communicate information known to be false to others (including  but

not   limited   to   clients,   prospective   clients   and   other   Associated   Persons)   with   the   intention   of

manipulating financial markets for personal gain.

10.

Associated  Persons  are  prohibited  from  accepting  compensation  for  services  from  outside sources without the specific prior written permission of the Chief Compliance Officer.

11.

When  any  Associated  Person  faces  a  conflict  or  potential  conflict  between  his  or  her  personal interest  and  the  interests  of  clients,  he  or  she  is  required  to  immediately  report  the  conflict  to  the  Chief

Compliance Officer for instructions regarding how to proceed.

12.

The   recommendations   and   actions   of   the   Company   are   confidential   and   private   matters.

Accordingly,   we   have   adopted   a   Privacy   Policy   to   prohibit   the   transmission,   distribution,   or

communication  of  any  information  regarding  securities  transactions  in  client  accounts  or  other  non-

public  information,  except  to  broker/dealers  or  other  bona  fide  service  providers  in  the  ordinary  course of  business.  In  addition,  no  information  obtained  during  the  course  of  employment  regarding  particular

securities   (including   internal   reports   and   recommendations)   may   be   transmitted,   distributed,   or

communicated  to  anyone  who  is  not  affiliated  with  the  Company,  without  the  prior  written  approval  of the Chief Compliance Officer.

13.

No gift  or  other  accommodation valued  in excess  of  $100.00 may be accepted by the Company

or   any   Associated   Person   from   any   vendor,   broker,   securities   sales   representative,   client,   or

prospective   client   (a   "business   contact")   -   per   business   contact   per   year.   All   gifts   or   other

accommodations,  which  have  a  value  in  excess  of  $100.00  received  by  Associated  Persons  or  their

Family/Household  from  a  business  contact,  must  be  immediately  reported  to  the  Chief  Compliance

Officer.

14.

No  gift  or  other  accommodation  valued  in  excess  of  $100.00  may  be  given  to  any  business contact  on  behalf  of  the  Company  or  any  Associated  Person,  without  prior  written  approval  from  the

Chief Compliance Officer.

Note:   Policies   regarding   gift   receipt/giving   are   not   intended   to   prohibit   normal   business

entertainment or customary meals.

15.

No  Associated  Person  shall  give  any  contributions  to  the  political  campaign  of  any  person  who,

if  elected,  would  be  in  the  chain  of  command  of  people  who  oversee  any  public  pension  fund,  whether the pension fund is currently a client or could be a prospective client of the Company.

16.

No  Associated  Person  shall  intentionally  sell  to  or  purchase  from  a  client  any  security  or  other property.

17.

No Associated Person shall provide loans or receive loans from clients.

18.

No  Associated  Person  shall  enter  into  business  arrangements  with  a  client  without  the  prior written approval from the Chief Compliance Officer.

Personal Trading Policies

General Information

The  following  policies  and  procedures  apply  to  all  accounts  owned  or  controlled  by  an  Access

Person,  and  any  account  in  which  the  Access  Person  has  any  direct  or  indirect  Beneficial

Ownership.  These  accounts  are  collectively  referred  to  as  "Covered  Accounts."  Any  account  in question should be addressed with the Chief Compliance Officer immediately to determine if it is considered a covered account.

Reporting Requirements

All  Access  Persons  must  file  the  reports  described  below,  even  if  there  are  no  holdings,

transactions, or accounts to list in the reports.

Copies of all reporting forms may be obtained from the Chief Compliance Officer.

1.   Initial Holdings Reports

No  later  than  10  calendar  days  after  an  Associated  Person  becomes  an  Access  Person  (or within 10 days of  the adoption of  this Code if  the Associated Person was  already an Access

Person  at  the  time  of  its  adoption),  that  Access  Person  must  file  an  Initial  Holdings  Report with the Chief Compliance Officer.

The  Initial  Holdings  Report  requires  that  each  Access  Person  list  all  Covered  Accounts  on the  date  the  Associated  Person  became  an  Access  Person.  It  also  requires  each  Access

Person  to  list  all  brokers,  dealers,  and  banks  holding  any  accounts,  in  which  the  Access

Person  had  direct  or  indirect  Beneficial  Ownership,  on  the  date  the  Associated  Person became an Access Person (or  on the date this Code was adopted,  if  the Associated Person was already an Access Person on such date).

This  requirement  may  be  satisfied  by  instructing  the  custodian  for  these  accounts  to  send duplicate  confirmations  and  brokerage  account  statements  for  the  Covered  Accounts  to  the

Company,  c/o  the  Chief  Compliance  Officer,  provided  all  required  information  is  included  in the report. Alternatively, Access Persons may submit this information on the Reporting Form provided by the Company.

Each Access Person must  notify the Chief  Compliance Officer of  any updates or  changes to his  or  her  Covered  Accounts  within  10  days  of  such  update  or  change.  All  information contained in the holding  report  must  be current  as of  the date no more than 45 days prior  to the date the report is submitted.

2.   Quarterly Transaction Reports

No  later  than  30  calendar  days  after  the  end  of  March,  June,  September,  and  December,

each  year,  each  Access  Person  must  file  a  Quarterly  Transaction  Report  with  the  Chief

Compliance Officer.

The  Quarterly  Transaction  Report  requires  each  Access  Person  to  list  all  transactions  in

Covered  Accounts  during  the  most  recent  calendar  quarter  in  which  the  Access  Person  had

Beneficial  Ownership.  It  also  requires  the  Access  Person  to  list  all  brokers,  dealers,  and banks  holding  any  Covered  Accounts  in  which  such  person  had  direct  or  indirect  Beneficial

Ownership   during   the   quarter.   This   requirement   may   be   satisfied   by   instructing   the

custodian   for   these   accounts   to   send   duplicate   confirmations   and   brokerage   account

statements  for  the  Covered  Accounts  to  the  Company,  c/o  the  Chief  Compliance  Officer,

provided all required information is included in the report. Alternatively, Access Persons may submit this information on the Reporting Form provided by the Company.

3.   Annual Holdings Reports

By  January  31  of  each  year,  each  Access  Person  must  file  an  Annual  Holdings  Report  with the Chief Compliance Officer.

The  Annual  Holdings  Report  requires  the  Access  Person  to  list  all  securities  in  Covered

Accounts  in  which  the  Access  Person  had  Beneficial  Ownership  as  of  December  31  of  the

previous  year.  It  also  requires  the  Access  Person  to  list  all  brokers,  dealers,  and  banks holding  any  accounts  in  which  such  person  had  direct  or  indirect  Beneficial  Ownership  on

December  31  of  the  previous  year.  This  requirement  may  be  satisfied  by  instructing  the

custodian   for   these   accounts   to   send   duplicate   confirmations   and   brokerage   account

statements  for  the  Covered  Accounts  to  the  Company,  c/o  the  Chief  Compliance  Officer,

provided all required information is included in the report. Alternatively, Access Persons may submit  this  information  on  the  Reporting  Form  provided  by  the  Company.  All  information contained in the holding  report  must  be current  as of  the date no more than 45 days prior  to the date the report is submitted.

Review and Recordkeeping

The  CCO  shall  review  personal  trading  reports  for  all  Access  Persons  no  less  than  quarterly,

and  will  otherwise  take  reasonable  steps  to  monitor  compliance  with,  and  enforce  this  Code  of

Ethics.  Evidence  of  the  reviews  shall  be  maintained  in  the  Company’s  files.   Another  qualified

individual will review the CCO’s personal securities trading reports.

The  Company  reserves  the  right  to  require  the  Access  Person  to  reverse,  cancel,  or  freeze,  at the  Access  Person’s  expense,  any  transaction  or  position  in  a  specific  security  if  the  Company believes  the  transaction  or  position  violates  its  policies  or  appears  improper.  The  Company  will keep all such information confidential except as required to enforce this policy or to participate in any investigation concerning violations of applicable law.

If  the  Company  discovers  any  trading  activity  that  appears  to  be  in  violation  of  this  policy,  the

CCO,  and/or  other  senior  representatives  of  the  Company,  will  meet  with  the  Access  Person  to review the findings and to discuss additional pertinent information related to the situation. Where necessary, one or more of the following remedial actions may be taken:

Written warning that will be made a permanent part of the Access Person’s record;

•     Disgorgement of profits;

•     Monetary fine; and/or

•     Termination of employment.

Prohibited and Restricted Transactions

Access  Persons  may  not  acquire  any  Beneficial  Ownership  in  any  security  (not  just  Covered

Securities)  in  an  initial  public  offering  without  first  seeking  written  approval  from  the  Chief

Compliance Officer.

Purchases   and   sales   of   restricted   securities   issued   by   public   companies   are   generally

prohibited,  unless  the  Chief  Compliance  Officer  determines  that  the  contemplated  transaction will raise no actual, potential, or apparent conflict of interest.

Any Access Person wishing to purchase or sell a security obtained through a private placement,

including  purchase of  any interest  in a hedge fund,  must first  seek  written approval  by the Chief

Compliance  Officer.  In  addition,  if  an  Associated  Person  who  owns  a  security  in  a  private company  knows  that  the  company  is  about  to  engage  in  an  IPO,  he  or  she  must  disclose  this information to the Chief Compliance Officer.

Participation in Investment Clubs must be approved in writing by the Chief Compliance Officer in advance of any such participation.

Timing of Personal Transactions

If  the  Company  is  purchasing/selling  or  considering  for  purchase/sale  any  Covered  Security  on behalf  of  a  Client  Account,  no  Access  Person  may  effect  a  transaction  in  that  Covered  Security prior to the client purchase/sale having been completed by the Company, or until a decision has been  made  not  to  purchase/sell  the  Covered  Security  on  behalf  of  the  Client  Account  and  in accordance with the Company’s pre clearance and blackout policy, if any.

Case-by-Case Exemptions

Because  no  written  policy  can  provide  for  every  possible  contingency,  the  Chief  Compliance

Officer may consider granting additional exemptions from the Prohibitions on Trading on a case-

by-case  basis.  Any  request  for  such  consideration  must  be  submitted  by  the  Access  Person  in writing  to  the  Chief  Compliance  Officer.  Exceptions  will  only be  granted  in those  cases  in  which

the   Chief   Compliance   Officer   determines   that   granting   the   request   will   create   no   actual,

potential, or apparent conflict of interest.

Pre-clearance

As  noted  above,  transactions  in  private  placements  and  initial  public  offerings  are  prohibited,

unless  pre-clearance  is  obtained,  in  advance  of  the  transaction.  Pre-clearance  is  obtained  by first  completing  and  signing  the  Personal  Trade  Request  Form.  (A  copy  of  the  Personal  Trade

Request  Form  is  included  in  this  Code,  or  a  copy  can  be  obtained  from  the  Chief  Compliance

Officer.)  The  Personal  Trade  Request  Form  is  then  submitted  to  the  Chief  Compliance  Officer for pre-clearance.

If  pre-clearance  is  obtained,  the  approval  is  valid  for  the  day  on  which  it  is  granted  and  the  two immediately following business days. The Chief Compliance Officer may revoke a pre-clearance any time after it is granted and before the transaction is executed.

The  Company  does  not  require  pre-clearance  of  all  Associated  Persons'  personal  securities

transactions.   If,   however,   the   Chief   Compliance   Officer,   or   designee,   determines   an

exception/red  flag  based  on  regular  reviews  of  an  Associated  Person's  personal  securities transactions,  the  Chief  Compliance  Officer  may  require  a  specific  Associated  Person  to  obtain,

in  advance  of  future  transactions,  pre-clearance  for  all  such  transactions.  In  all  such  cases,  the

Chief  Compliance  Officer  shall  determine  beginning  and  ending  dates  for  the  pre-clearance requirement.

The  Chief  Compliance  Officer  will  explain  to  the  Associated  Person  why  pre-clearance  is required  and  have  the  Associated  Person  sign  an  acknowledgement  of  understanding  and

acceptance.   Records   of   the   noted   exceptions/red   flags,   remedial   actions,   and   all   related

securities transactions will be maintained in the Company’s files.

Insider Trading Policies

The  purpose  of  these  policies  and  procedures  (the  "Insider  Trading  Policies")  is  to  educate  our

Associated  Persons  regarding  insider  trading,  and  to  detect  and  prevent  insider  trading  by  any  person associated  with  the  Company.  The  term  "insider  trading"  is  not  defined  in  the  securities  laws,  but

generally,   it   refers   to   the   use   of   material,   non-public   information   to   trade   in   securities   or   the

communication of material, non-public information to others.

Prohibited Activities

All  Associated  Persons  of  the  Company,  including  contract,  temporary,  or  part-time  personnel,  or any other person associated with the Company are prohibited from the following activities:

(a)  trading  or  recommending  trading  in  securities  for  any  account  (personal  or  client)  while  in possession of material, non-public information about the issuer of the securities; or

(b)  communicating  material,  non-public  information  about  the  issuer  of  any  securities  to  any  other person.

The activities described above are not only violations of these Insider Trading Policies, but also may be violations of applicable law.

Reporting of Material, Non-Public Information

Any  Associated  Person  who  possesses  or  believes  that  she/he  may  possess  material,  non-public

information   about   any   issuer   of   securities   must   report   the   matter   immediately   to   the   Chief

Compliance   Officer.  The   Chief   Compliance   Officer   will  review  the   matter   and   provide  further

instructions regarding appropriate handling of the information to the reporting individual.

Definitions

Material Information. "Material information" generally includes:

•     any  information  that  a  reasonable  investor  would  likely  consider  important  in  making  his  or  her investment decision; or

•     any  information   that   is   reasonably  certain   to   have   a   substantial  effect   on   the   price   of   a

company’s securities.

Examples  of  material  information  include  the  following:  dividend  changes,  earnings  estimates,

changes  in  previously  released  earnings  estimates,  significant  merger  or  acquisition  proposals  or agreements, major litigation, liquidation problems and extraordinary management developments.

Non-Public  Information.  Information  is  "non-public"  until  it  has  been  effectively  communicated  to the market and the market has had time to "absorb" the information. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters

Economic  Services,  The  Wall  Street  Journal,  or  other  publications  of  general  circulation  would  be considered public.

Insider  Trading.  While  the  law  concerning  "insider  trading"  is  not  static,  it  generally  prohibits:  (1)

trading  by  an  insider  while  in  possession  of  material,  non-public  information;  (2)  trading  by  non-

insiders  while  in  possession  of  material,  non-public  information,  where  the  information  was  either

disclosed   to   the   non-insider   in   violation   of   an   insider’s   duty   to   keep   it   confidential   or   was

misappropriated; and (3) communicating material, non-public information to others.

Insiders.  The  concept  of  "insider"  is  broad,  and  includes  all  Associated  Persons  of  a  company.  In addition,  any  person  may  be  a  temporary  insider  if  she/he  enters  into  a  special,  confidential relationship  with  a  company  in  the  conduct  of  a  company’s  affairs  and  as  a  result  has  access  to

information  solely  for  the  company’s  purposes.  Any  person  associated   with  the  Adviser  may

become  a  temporary  insider  for  a  company  it  advises  or  for  which  it  performs  other  services.

Temporary   insiders   may   also   include   the   following:   a   company’s   attorneys,   accountants,

consultants, bank lending officers and the Associated Persons of such organizations.

Penalties for Insider Trading

The  legal  consequences  for  trading  on  or  communicating  material,  non-public  information  are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject  to  some  or  all  of  the  penalties  below  even  if  he/she  does  not  personally  benefit  from  the violation. Penalties may include:

•     civil injunctions;

•     jail sentences;

•     revocation of applicable securities-related registrations and licenses;

•     fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

•     fines for the Associated Person or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In  addition,  the  Company’s  management  will  impose  serious  sanctions  on  any  person  who  violates the  Insider  Trading  Policies.  These sanctions may include  suspension  or  dismissal  of  the  person or persons involved.

Sanctions

All  disciplinary  responses  to  violations  of  the  Code  shall  be  administered  by  the  Chief  Compliance

Officer. Determinations regarding appropriate disciplinary responses will be administered on a case-by-

case basis.

Certification

Upon  the  Company’s  adoption  of  this  Code  and  annually  thereafter,  all  Associated  Persons  are

required  to  certify  in   writing   his  or  her  understanding   and  continuing   acceptance  of,  as  well  as

agreement  to   abide   by,  the  guidelines   and   polices   set  forth   herein.  Additionally,   any  change   or

modification to the Code will be distributed to all Associated Persons and they will be required to certify in writing their receipt, understanding, and acceptance of the change(s).

AGREEMENT TO ABIDE BY CODE OF ETHICS

This  agreement  is  entered  into  by  and  between  Altrius  Capital  Management,  Inc.  (the  "Company")  and

the Associated Person whose name and signature is represented below.

By signing this agreement, I,

, acknowledge that:

***  I have received a copy of the Company’s Code of Ethics;

***  I have read and understand the information contained in the Code of Ethics; and,

***  I will abide by the Code of Ethics and any subsequent amendments thereto.

To comply with the personal securities transactions reporting policy and the Company’s Code of Ethics,

I  further  certify  that  I  have  directed  each  broker  with  whom  I  have  a  Covered  Account  containing

Covered  Securities  and  to  send  to  the  Company’s  designated  Chief  Compliance  Officer  duplicate copies  of  all  periodic  statements relating  to  my accounts  or  have  otherwise  complied  with  the  reporting requirements of the policy and the Company's Code of Ethics.

Signature

Date

PERSONAL SECURITIES TRADING REQUEST FORM

Name:

Details of Proposed Transaction:

Circle One

Purchase     /     Sale

Date of Transaction

Indicate Name of Issuer and Symbol

Type of Security (e.g., Note, Common Stock, Preferred Stock)

Quantity of Shares or Units

Price Per Share /Units

Approximate Dollar Amount

Account for Which Transaction will be Made

Name of Broker

Date of Request

You

may /

may not execute the proposed transaction described above.

Authorized Signature:

Date of Response:

INITIAL PERSONAL SECURITIES HOLDINGS REPORT

(page 1 of 2)

To:

Chief Compliance Officer, Altrius Capital Management, Inc.

From:

(Access Person – Please Print)

NOTE:    IN    LIEU    OF    THE    REPORTING    FORM,    DUPLICATE    COPIES    OF    BROKERAGE

STATEMENTS    MAY     BE    SUBMITTED     PROVIDED    THE    STATEMENTS    INCLUDE     THE

INFORMATION REQUIRED BELOW

Re:   Initial   Personal   Securities   Holdings   Report   pursuant   to   Rule   204-2(a)(13)   of   the   Investment

Advisers Act, as amended:

As of,

, 20    , I hold the following Covered Securities:

Security Title*

Type of Security

Ticker/CUSIP

# of Shares

Principal Amount

Name of Broker Dealer

*Include interest rate and maturity date, if applicable. Use additional sheet(s), if necessary.

(page 2 of 2)

The  following  broker/dealer  bank  or  other  custodian  hold  accounts  which  are  invested  in  Non-

Reportable Securities in which I have Beneficial Ownership.

Name of Broker, Dealer, or Bank

Account Title

Account Number

Use additional sheet(s), if necessary.

As  of

,  20    ,  I  do  not  have  any  direct  or  indirect  Beneficial  Ownership  in  any  account containing any securities.  However,  I  agree to promptly notify the designated Chief  Compliance Officer,

if any such account is opened, so long as I am associated with Altrius Capital Management, Inc..

Signed:

Date:

Report reviewed by:

Date:

QUARTERLY REPORT OF PERSONAL SECURITIES TRANSACTIONS

(page 1 of 2)

To:

Chief Compliance Officer, Altrius Capital Management, Inc.

From:

(Access Person – Please Print)

NOTE:    IN    LIEU    OF    THE    REPORTING    FORM,    DUPLICATE    COPIES    OF    BROKERAGE

STATEMENTS    MAY     BE    SUBMITTED     PROVIDED    THE    STATEMENTS    INCLUDE     THE

INFORMATION REQUIRED BELOW

Re:   Quarterly   Report   of   Personal   Securities   Transactions   pursuant   to   Rule   204-2(a)(13)   of   the

Investment Advisers Act, as amended:

During  the  quarter  ending

,  I  have  purchased,  sold,  or  have  otherwise  obtained  Beneficial

Ownership in the following securities:

Security Title*

Type of Security

Ticker/CUSIP

# of Shares

Principal Amount

Name of Broker Dealer

*Include interest rate and maturity date, if applicable. Use additional sheet(s), if necessary.

(page 2 of 2)

During  the  above  period,  I  have  not  purchased  or  sold  any  Covered  Securities  in  my  personal brokerage account or in any account in which I have a direct or indirect Beneficial Ownership.

During  the  above  period,  I  have  disclosed  to  the  Company  any  new  accounts  in  which  I  have  a direct or indirect Beneficial Ownership.

I  do not  currently have any Beneficial Ownership in any Covered Accounts.  However,  I  agree to promptly  notify  Altrius  Capital  Management,  Inc.,  if  I  obtain  Beneficial  Ownership  in  any  account,  so long as I am an Access Person of Altrius Capital Management, Inc..

Signed:

Date:

Report reviewed by:

Date:

Annual Certification Of Compliance

With The Personal Securities Transactions Disclosure Requirements

AND CODE OF ETHICS FOR Altrius Capital Management, Inc.

In  accordance  with  the  policies  and  procedures  regarding  Personal  Securities  Transactions  and  the

Code  of  Ethics for  Altrius Capital  Management,  Inc.,  I  certify that  during  the  year  ending  December  31,

:

***  I have reported all Covered Securities holdings in which I have Beneficial Ownership.

***  I  have  obtained  pre-clearance  for  all  Covered  Securities  transactions  in  which  I  have  Beneficial

Ownership,  except  for  transactions,  which  are  exempt  from  pre-clearance,  or  for  which  I  have received a written exception from the Chief Compliance Officer.

***  I have reported all Covered Securities transactions in which I have Beneficial Ownership, except for  transactions,  which  are  exempt  from  reporting,  or  for  which  I  have  received  a  written exception from the Chief Compliance Officer.

***  I have complied with the Code of Ethics in all other respects.

Print Name:

Signature:

Dated:

ANNUAL PERSONAL SECURITIES HOLDINGS REPORT

(page 1 of 2)

To:

Chief Compliance Officer, Altrius Capital Management, Inc.

From:

(Access Person – Please Print)

Re:  Annual  Personal  Securities  Holdings  Report  pursuant  to  Rule  204-2(a)(13)  of  the  Investment

Advisers Act, as amended:

As of,

, 20    , I hold the following Covered Securities:

Security

Type

of    Ticker/CUSIP    #

of    Principal

Name     of     Broker

Title*

Security

Shares

Amount

Dealer

*Include interest rate and maturity date, if applicable. Use additional sheet(s), if necessary.

(page 2 of 2)

The  following  broker/dealer,  bank,  or  other  custodian  holds  accounts,  which  are  invested  in  Non-

Reportable Securities in which I have Beneficial Ownership.

Name of Broker, Dealer, or Bank

Account Title

Account Number

Use additional sheet(s), if necessary

As  of

,  200  ,  I  do  not  have  any  direct  or  indirect  Beneficial  Ownership  in  any  account containing any securities.  However,  I  agree to promptly notify the designated Chief  Compliance Officer,

if any such account is opened, so long as I am associated with Altrius Capital Management, Inc..

Signed:

Date:

Report reviewed by:

Date: